Exhibit 99.1
F.N.B. Corporation Signs
Definitive Merger Agreement With Iron & Glass Bancorp, Inc.
Hermitage and Pittsburgh, PA – February 15, 2008 – F.N.B. Corporation (NYSE: FNB) and Iron & Glass Bancorp, Inc. (OTCBB: IRGB) jointly announce the signing of a definitive merger agreement pursuant to which F.N.B. Corporation will acquire Iron & Glass Bancorp, Inc., the Pittsburgh, Pennsylvania-based holding company and parent of Iron & Glass Bank, in a transaction valued at approximately $86.1 million.
Iron & Glass Bancorp, Inc. is the parent company of Iron & Glass Bank, which operates eight branches on the south side of Pittsburgh, Pennsylvania. At September 30, 2007, the Company had $300.4 million in total assets, $244.4 million in total deposits and $38.0 million in shareholders’ equity.
Under the terms of the merger agreement, which has been unanimously approved by the boards of directors of both companies, shareholders of Iron & Glass Bancorp, Inc. will be entitled to receive either $75.00 cash or 5.00 shares of F.N.B. Corporation common stock for each share of Iron & Glass Bancorp, Inc., subject to proration of 45% cash and 55% stock, if either cash or stock is oversubscribed.
Stephen J. Gurgovits, Chairman and Chief Executive Officer of F.N.B. Corporation, stated, “This transaction fits perfectly with our strategic focus to increase our market share and expand our presence in Pittsburgh and throughout Allegheny County. This affiliation presents low execution risk to F.N.B., given our knowledge of these markets and the relative size of Iron & Glass Bancorp, Inc.”
Daniel A. Goetz, Chairman of Iron & Glass Bancorp, Inc., commented, “As Benjamin Franklin said, ‘Well done is better than well said,’ and Iron & Glass Bank has done it very well for over 137 years. F.N.B. Corporation represents an ideal partner for us with its strong dividend and proven culture of strong localized customer service offering an exceptional array of financial service products for commercial and consumer clients.”
The merger is expected to be accretive to F.N.B. Corporation’s earnings per share in the first full year of operation. It is anticipated that the transaction will be completed in the third quarter of 2008, after completion of regulatory approvals, the approval of the shareholders of Iron & Glass Bancorp and the satisfaction of other closing conditions.
ADDITIONAL INFORMATION ABOUT THE MERGER
F.N.B. Corporation and Iron & Glass Bancorp, Inc. will file a proxy statement/prospectus and other relevant documents with the SEC in connection with the merger. SHAREHOLDERS OF IRON & GLASS BANCORP, INC. ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL

AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by F.N.B. with the SEC, may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by F.N.B. Corporation by contacting James Orie, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317 and by Iron & Glass Bancorp by contacting Mike Hagan, CEO, Iron & Glass Bancorp, 1114 East Carson Street, Pittsburgh, PA 15203-1187, telephone: (412) 488-5200.
Iron & Glass Bancorp, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Iron & Glass Bancorp, Inc. common stock will be set forth in the proxy statement/prospectus relating to the merger when it becomes available. This communication does not constitute an offer of any securities for sale.
Forward-looking Statements
Certain statements in this press release, including, without limitation, statements as to the impact of the merger, statements as to F.N.B. Corporation’s, Iron & Glass Bancorp, Inc.’s, or their respective management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, a significant increase in competitive pressures among financial institutions; changes in the interest rate environment that may reduce interest margins; changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; less favorable than expected general or local economic or political conditions; legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation or Iron & Glass Bancorp, Inc. is engaged; technological issues which may adversely affect F.N.B. Corporation’s or Iron & Glass Bancorp, Inc.’s financial operations or customers; changes in the securities markets and other risks detailed from time to time in F.N.B. Corporation’s filings with the SEC can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. F.N.B. Corporation and Iron & Glass Bancorp, Inc. may not be able to complete the proposed merger on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of their respective shareholders, regulatory approvals or to satisfy other customary closing conditions. F.N.B. Corporation and Iron & Glass Bancorp, Inc. disclaim any intent or obligation to publicly update or revise any forward- looking statements, regardless of whether new information becomes available, future developments occur or otherwise.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $6.1 billion at December 31, 2007. F.N.B. is a leading provider of commercial and retail banking, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC and Regency Finance Company. It also operates consumer finance offices in Tennessee and loan production offices in Tennessee and Florida.
Mergent Inc., a leading provider of business and financial information about publicly traded companies, has recognized F.N.B. Corporation as a Dividend Achiever. This annual recognition is based on F.N.B. Corporation’s outstanding record of increased dividend performance. F.N.B. Corporation has consistently increased dividend payments for 35 consecutive years.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB”. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About Iron & Glass Bancorp, Inc.
Iron and Glass Bancorp, Inc. was organized as the holding company of Iron and Glass Bank, a state-chartered bank and member of the Federal Reserve Bank of Cleveland. Both Iron and Glass Bancorp and the bank itself are supervised by the Board of Governors of the Federal Reserve System, with the bank being further subject to regulation and supervision by the Pennsylvania Department of Banks. Iron & Glass Bank, a full-service commercial bank established in 1871, is an eight-branch community bank headquartered on the South Side, Pittsburgh, Pennsylvania.
The common stock of Iron & Glass Bancorp, Inc is traded over the counter under the symbol “IRGB”.
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Contact:
Media:
Susan Bergen-Painter
(724) 977-5382
Analysts and Investors:
Bartley Parker, CFA 203-682-8250
bartley.parker@icrinc.com
Iron & Glass Bancorp, Inc.:
Mike Hagan, CEO
412-488-5200